As filed with the Securities and Exchange Commission on May 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROCORE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1636261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6309 Carpinteria Avenue

Carpinteria, California 93013

(Address of principal executive offices, including zip code)

Procore technologies, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

Craig F. Courtemanche, Jr.

President and Chief Executive Officer

Procore Technologies, Inc.

6309 Carpinteria Avenue

Carpinteria, California 93013

(866) 477-6267

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rachel Proffitt Jon Avina David R. Ambler Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Benjamin C. Singer Procore Technologies, Inc. 6309 Carpinteria Avenue Carpinteria, California 93013 (866) 477-6267

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares issued pursuant to stock options and restricted stock unit awards granted under the Procore Technologies 2014 Equity Incentive Plan(3)	2,581,158	$67.00	$172,937,586	$18,868

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the stock option awards set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the initial public offering price of the Registrant’s common stock of $67.00 per share as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-236789), as amended, declared effective on May 19, 2021.

(3)

Represents (i) 727,683 shares of common stock under the Procore Technologies 2014 Equity Incentive Plan (the “2014 Plan”) issued to certain current and former employees and consultants of the Registrant upon exercise of stock option awards and (ii) 1,853,475 shares of common stock issued pursuant to the settlement of the restricted stock units granted under the 2014 Plan.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of common stock (the “Shares”) of Procore Technologies, Inc. (“us”, “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former employees and consultants of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

PROCORE TECHNOLOGIES, INC.

2,581,158 Shares of Common Stock

This prospectus relates to 2,581,158 shares of common stock, par value $0.0001 per share (the “Shares”), of Procore Technologies, Inc., which may be offered from time to time by certain stockholders that are our current and former employees and consultants (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our employee benefit plans.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our common stock has been approved for listing on the New York Stock Exchange (“NYSE”) under the symbol “PCOR.” The initial public offering price of our common stock pursuant to our Registration Statement on Form S-1, as amended, declared effective on May 19, 2021, was $67.00 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

The Procore design logo, “Procore,” “Procore Technologies,”) and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Procore Technologies, Inc. or its affiliates. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “Procore” refer to Procore Technologies, Inc. and its consolidated subsidiaries.

THE COMPANY

Procore Technologies, Inc.

Our mission is to connect everyone in construction on a global platform.

We are a leading provider of cloud-based construction management software, and are helping transform one of the oldest, largest, and least digitized industries in the world. We focus exclusively on construction, connecting and empowering the industry’s key stakeholders, such as owners, general contractors, specialty contractors, architects, and engineers, to collaborate from any location, on any internet-connected device. Our platform is modernizing and digitizing construction management by enabling real-time access to critical project information, simplifying complex workflows, and facilitating seamless communication among key stakeholders, all of which we believe positions us to serve as the system of record for the construction industry. Adoption of our platform helps customers increase productivity and efficiency, reduce rework and costly delays, improve safety and compliance, and enhance financial transparency and accountability.

In short, we build software that helps build the world.

Corporate Information

Our principal executive offices are located at 6309 Carpinteria Avenue, Carpinteria, CA 93013. Our telephone number is (866) 477-6267. We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (JOBS Act), and therefore we are subject to reduced public company reporting requirements.

Our website address is www.procore.com. The information on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-236789), filed with the Securities and Exchange Commission on May 10, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our common stock.

Risks Related to Ownership of Our Common Stock

Our stock price may be volatile, and the value of our common stock may decline.

The market price of our common stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control, including:

•	actual or anticipated changes or fluctuations in our results of operations;

•	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

•	announcements by us or our competitors of new products or new or terminated significant contracts, commercial relationships, or capital commitments;

•	industry or financial analyst or investor reaction to our press releases, other public announcements, and filings with the SEC;

•	rumors and market speculation involving us or other companies in our industry;

•	price and volume fluctuations in the overall stock market from time to time;

•	changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

•	the expiration of market stand-off or contractual lock-up agreements and sales of shares of our common stock by us or our stockholders;

•

failure of industry or financial analysts to maintain coverage of us, changes in financial estimates by any analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	actual or anticipated developments in our business, or our competitors’ businesses, or the competitive landscape generally;

•	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

•	developments or disputes concerning our intellectual property rights, our products, or third-party proprietary rights;

•	announced or completed acquisitions of businesses or technologies by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	any major changes in our management or our board of directors, particularly with respect to Mr. Courtemanche;

•	general economic conditions and slow or negative growth of our markets; and

•	other events or factors, including those resulting from war, incidents of terrorism, health epidemics or pandemics, such as the ongoing COVID-19 pandemic, or responses to these events.

In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market prices of a particular company’s securities, securities class action litigation has often been instituted against that company. Securities litigation, if instituted against us, could result in substantial costs and divert our management’s attention and resources from our business. This could materially adversely affect our business, financial condition, results of operations, and prospects.

A substantial portion of the outstanding shares of our common stock after this offering will be restricted from immediate resale, but may be sold on a stock exchange in the near future. The large number of shares of our common stock eligible for public sale or subject to rights requiring us to register them for public sale could depress the market price of our common stock.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering, and the perception that these sales could occur may also depress the market price of our common stock. Our executive officers, directors and the holders of substantially all of our common stock and securities convertible into or exchangeable for shares of our common stock have entered into market standoff agreements with us or have entered into lock-up agreements with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC under which they have agreed, subject to certain exceptions, not to sell any of our stock for 180 days following the date of this prospectus; provided that:

Date Available for Sale in the Public Market	Condition	Number of Shares of Common Stock
The first day after the date of this prospectus (First Release).	The lock-up party was a service provider or former service provider of the Company (excluding any director and any officer within the meaning of Section 16(a) of the Exchange Act or any employee designated as an “Executive Officer” in the Management section of this prospectus).	A number of shares of Common Stock not in excess of 25% of the lock-up party’s aggregate number of outstanding shares and equity awards (on an as-converted basis) held as of the date of the preliminary prospectus, and that have vested as of such date.

The later of (x) following the closing of trading on the second trading day following the release of our first public release of quarterly financial results following the date of this prospectus and (y) immediately following the 90th day following the date of this prospectus (Second Release).	The lock-up party was a service provider or former service provider of the Company (excluding any director and any officer within the meaning of Section 16(a) of the Exchange Act or any employee designated as an “Executive Officer” in the Management section of this prospectus).	A number of shares of Common Stock not in excess of an additional 15% of the lock-up party’s aggregate number of outstanding shares and equity awards (on an as- converted basis) held as of the date of the preliminary prospectus, and that have (i) vested as of such date, or (ii) only if the lock-up party did not have any shares of Common Stock

Date Available for Sale in the Public Market	Condition	Number of Shares of Common Stock
eligible to sell as of the First Release, have vested on or before the date that is 5 days before the release of our first public release of quarterly financial results following the date of this prospectus; provided, however, that the lock-up party may only sell shares of Common Stock pursuant to this Second Release if the last reported closing price of the Common Stock on the New York Stock Exchange is at least 25% greater than the initial public offering price per share set forth on the cover page of the prospectus for at least 10 trading days out of the 15 consecutive trading day period ending as of the Second Release.

The later of (x) following the closing of trading on the second trading day following the release of our first public release of quarterly financial results following the date of this prospectus and (y) immediately following the 90th day following the date of this prospectus (Third Release).	The lock-up party was not a service provider or former service provider of the Company permitted to sell pursuant to the First Release or Second Release, and if the lock-up party was a director of the Company named in this prospectus, an officer or other Company stockholder.	A number of shares of Common Stock not in excess of 40% of the lock-up party’s aggregate number of outstanding shares and equity awards (on an as-converted basis) held by the lock-up party that vested as of the date that is 5 days before the release of our first public release of quarterly financial results following the date of this prospectus; provided, however, that the lock-up party may only sell shares of Common Stock pursuant to this Third Release if the last reported closing price of the Common Stock on the New York Stock Exchange is at least 25% greater than the initial public offering price per share set forth on the cover page of the prospectus for at least 10 trading days out of the 15 consecutive trading day period ending as of the Third Release.

Following the earlier of (i) closing of trading on the second trading day following the release of our second public release of quarterly financial results following the date of this prospectus, and (ii) 180 days following the date of this prospectus.	All stockholders.	All remaining shares held by our stockholders not previously eligible for sale.

We refer to such period as the lock-up period. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, may release certain stockholders from the market standoff agreements or lock-up agreements prior to the end of the lock-up period. Additionally, record holders of our securities are typically the parties to the lock-up agreements with the underwriters and to the market standoff agreements with us referred to above, while holders of beneficial interests in our shares who are not also holders in respect of such shares are not typically subject to any such agreements or other similar restrictions. Accordingly, we believe that holders of beneficial interests who are not holders and are not bound by market standoff or lock-up agreements could enter into transactions with respect to those beneficial interests that negatively impact our stock price. In addition, an equity holder who is neither subject to a market standoff agreement with us nor a lock-up agreement with the underwriters may be able to sell, short sell, transfer, hedge, pledge, or otherwise dispose of or attempt to sell, short sell, transfer, hedge, pledge, or otherwise dispose of, their equity interests at any time after the closing of this offering. Any such transaction described above involving shares of our common stock, or any perception by the market that such transaction may occur, could cause our stock price to decline.

Sales of our shares of common stock as restrictions end or pursuant to registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause the trading price of our common stock to fall and make it more difficult for you to sell shares of our common stock.

If industry or financial analysts do not publish research or reports about our business, or if they issue inaccurate or unfavorable research regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts or the content and opinions included in their reports. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our common stock will have had relatively little experience with our company, which could affect their ability to accurately forecast our results and make it more likely that we fail to meet their estimates. In the event we obtain industry or financial analyst coverage, if any of the analysts who cover us issues an inaccurate or unfavorable opinion regarding our stock price, our stock price would likely decline. In addition, the stock prices of many companies in the technology industry have declined significantly after those companies have failed to meet or exceed, or even significantly exceed, the financial guidance publicly announced by the companies or the expectations of analysts. If our financial results fail to meet or exceed, or even significantly exceed, our announced guidance or the expectations of analysts or public investors, analysts could downgrade our common stock or publish unfavorable research about us. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, our visibility in the financial markets could decrease, which in turn could cause our stock price or trading volume to decline.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

We do not intend to pay dividends in the foreseeable future. As a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Additionally, our ability to pay dividends or make distributions is limited under the terms of our Credit Facility. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus or incorporated by reference, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our expectations regarding our financial performance, including revenues, expenses, and margins, and our ability to achieve or maintain future profitability;

•	our ability to effectively manage our growth;

•	anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;

•	economic and industry trends, in particular the rate of adoption of construction management software and digitization of the construction industry;

•	our ability to attract new customers and retain and increase sales to existing customers;

•	our ability to expand internationally;

•	the effects of increased competition in our markets and our ability to compete effectively;

•	our estimated total addressable market;

•	our ability to develop new products and features, and whether our customers and prospective customers will adopt these new products and features;

•	our ability to maintain, protect, and enhance our brand;

•	the sufficiency of our cash to meet our cash needs for at least the next 12 months;

•	future acquisitions, joint ventures, or investments;

•	our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and internationally;

•	the effects of COVID-19 pandemic or other public health crises;

•	our reliance on key personnel and our ability to attract, maintain, and retain management and skilled personnel;

•	the future trading prices of our common stock; and

•	our anticipated use of the net proceeds from this offering.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus or incorporated by reference. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus or incorporated by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or incorporated by reference or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of May 10, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 2,581,158 outstanding Shares acquired by certain of our current and former employees and consultants upon (i) the exercise of 727,683 stock options between May 10, 2020 and May 10, 2021 and (ii) the settlement of 1,853,475 restricted stock units, for which the service-based condition was satisfied as of May 20, 2021 and for which the performance-based vesting condition was satisfied upon the effective date of our Registration Statement on Form S-1 (File No. 333-236789), as amended, declared effective on May 19, 2021. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 10, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock prior to this offering on 119,837,439 shares of our common stock (including shares of our redeemable convertible preferred stock and shares of our redeemable convertible preferred stock subject to restricted stock awards on an as converted basis, and shares resulting from the vesting of 1,853,475 restricted stock units, for which the service-based condition was satisfied as of May 20, 2021 and for which the performance-based vesting condition was satisfied upon the effective date of our Registration Statement on Form S-1 (File No. 333-236789), as amended, declared effective on May 19, 2021) outstanding as of May 10, 2021, unless otherwise noted. The table below does not reflect (i) the issuance and sale of 9,470,000 shares by us in our initial public offering, or any exercise of the underwriters’ option to purchase from us 940,000 additional shares of our common stock in our initial public offering or (ii) any shares of common stock that may be purchased pursuant to the directed share program that is part of our initial public offering.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Procore Technologies, Inc., 6309 Carpinteria Avenue, Carpinteria, California 93013.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Benjamin C. Singer	21,045	*	21,045	—	*

Craig F. Courtemanche, Jr.	52,766	*	52,766	—	*

Dennis Lyandres	24,310	*	24,310	—	*

Graham Smith	10,100	*	10,100	—	*

Patricia Wadors	2,441	*	2,441	—	*

Paul Lyandres	22,762	*	22,762	—	*

Sam Crigman	9,587	*	9,587	—	*

Named Selling Stockholders(2)	1,970,617	1.64%	1,970,617	—	*
Other Selling Stockholders(3)	467,530	*	467,530	—	*

*	Represents beneficial ownership of less than 1%.

(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(2)

Includes the following 386 named non-affiliate persons, each of whom holds at least 1,000 Shares: Casey Allen, Michael Almeida, Juliette Venetia Koudacheff Armour-Wilson, Amanda Babineaux, Kelsey Baker, Megan Dickson Baldini, Myung Jin Baldini, Matt Barak, Jonathan Barrick, George Barrios, Matthew Bernard Baum, John Robert Baur, Mohapatra Malaya Kumar Biswal, Nolan Michael Blew, Sasha Bolivar, Joseph Philip Borel, Sara Borneleit, Jasmine Brandt, Corey Brockamp, Allyson Brown, Eloise Mae Buergers, Christopher Burgstaller, Ben Burlingham, Heather Canfield, Christine Daney Carzo, Sandeep Chalam, Jeremy Chasen, Zijun Chen, Kevin Chu, Andrew Chun, Christopher Combes, Brendan Connolly, Tanya Contreras, Weston Conway, Grey Coppi, Austin Jessie Davidson, George Vietor Davis, Michael Denari, Heidi Easterling, Melissa England, Adam Epstein, Nicholas Erhardt, Anthony Escobar, Cody Evans, Ryan Famularo, Michele Favreau, Kim Felice, Jack Tyler Ferguson, Rory Cobb Forster, Eduardo Franken, Whitney Fugleberg, Grayson Galloway, Delia Elizabeth Garcia, Daniel Garding, Julian Randall Gee, Charles Getzen, Mathew Glodack, Zachary Goepel, Luisa Goytia, Odeliah Rena Greene, Anna Grigoryan, Scott Grimes, Guy Halperin, Bassem Hamdy, Ilyne Han, Michael Hanson, Adam Hegedus, Heidi Helfand, Jonathan David Henderson, Brooke Holan, Alexandra Horrell, Tim Hsu, Sunny Ningwei Huang-Lumiere, Peter Huston, Valerie Jackson, Michael Brian Jacobson, Tabitha Jewett, Steven S Kang, Eugene Kang, Tom Karemacher, Michael George Karric, Allen Kim, Ryan Kindl, Catherine Theresa Knuff, Joseph Kocur, Maximilien Kohne, Steve Lee, Will Lehrmann, Rose Leitch, Laura Michelle Littman, Aaron Lober, Guzel Lumpkin, Flavio Lupercio, Mark Lyons, Logan Maley, Andrew Maltun, Jeffrey Paul Maynard, Jana McClure, Dave McCool, Connor McCormick, John McGee, Tyler R McNamara, William George Michael McSpadden, Shane Means, Gregory Wayne Meyer, Luke Michals, Gabriel Miller-Smith, Daniel Miller-Smith, Courtney Mohl, Jacob Moore, David Enrico Morelli, Tyler Mikel Morgan, Joshua Morris, Bob Moton, Manuel Robert Munoz, Leslie Murphy, Nicholas William Murphy, Tyler Naumu, Asees Nawaz, Susan Jodi Nelson, Brendan Nelson, Spencer Neste, Joshua Newland, Conor Andrew Norris, Casey Ochs, Kevin O’Donnell, Mary Oeffling, Daniel Okonek, Harrison Olverd, Lucinda Ong, Justin Park, Vivek Patel, Kellie Danielle Persson, FNU Yadhu Prakash, Matthew Prosser, Beau Psaila, Sherin Rahimi, Kaia Ralston, Dayanand Ram, Kaitlin Rapp, Shane Redman, Sasha Reed, Robert Reed, Ronnie Regev, Brian Michael Reyes, Christian Rivera Cruz, Danielle Sandoval, Mckenzie Neilsen Scarborough, Olivia Ann Schell, Kayley Blaze Schwankl, Amer Shalan, Kartik Shankar, Andrew Sheeran, Alex Shepley, Vinaya Shrestha, Nicholas Sissine, Sierra Krystine Sleeman, Ryan Smith, Jeanne Smith, Allan Smith, James Solum, Catherine Sorensen, David Starr, Ramsay Stirling, Kevin Sturm, Tony Suleiman Jr., Andrew Sullivan, Elizabeth Sullivan, Austin Summerhill, Venkateswara Sunkara, Venkateswara Rao Sunkara, David Sussman, Angus Sutherland, Jennifer Sutton, Michael Sutton, Jessica Svoboda, Pauras Swami, Pauras Swami, Owen Sweeney, Gouri Reddy Syamala, Thomas Syta, Dylan Szteina, Meagan Szymarek, Jennifer Szymarek, Sydney Tack, Michele Talbott, Marcella Tambouris, Craig Tanner, Quai Tapp, Randall Tatman, Russell Taylor, Sarah Teh, Stephen Temple, Ryan Thistlethwaite, Shannon Thomas, Holly Thompson, Kristin Thompson, Katherine Thorp, Jeff Tichenor, Nicholas Tilden, Glen Tipton, Tiffany Tipton, Marta Tobia, Nathan Tockerman, Kimberly Ann Todd, Angela Toedtman, Hugh Tolmie, Zaira Tomayeva, Evan Tormollen, Jordan Townsend, Tatiana Townsend, Jordan Townsend, Ivy Tran, Michelline Tran, Michelline Tran, Renzo Traverso, Nicholas Trejo, Eric Tucker, Eric Tucker, John Tuley, Christopher Tulin, Matt Turinas, Aksum Turner, Megan Turner, Michelle Turner, Megan Turner, Paul Tuttle, Will Twomey, Ezinne Udezue, Veronika Ufberg, Thomas Urani, Thomas B Urani, Jessica Uzmann, John Vaccaro, Jennifer Vaccaro, Dinakar Vadlamani, Sebastian Valdez, Emilia Valencia, Jonathan Valenzuela, Alison Van Der Kar, Anthony Van Groningen, Song Vang, Royce VanHoove, Annahita Varahrami, Allan Vargas-Sibaja, Alexander Vasquez, Martina Vassileva, Chloe Vaughan, Paulina Vega, Monica Vela-Sanchez, Siena Vendlinski, Michelle Vera, Priscilla Vidal, Raynaldo Vigil, Juliet Villani, Belem Virto, Aubrey Vispisiano, Kara Vitale, Nicklas Vlahakis, Andrew Vo, Vicky Vo, Tejaswi V H Volety, Cody VonDrehle, Joshua Vukovich, Joshua Michael Vukovich, David Wadhwani, Bradley Wagner, Jeffrey Wagner, Kristen Wagner, Evan Waits, Michelle Waldorf, Ishjot Walia, Natalie Walia, Jake Wallace, Joseph Walsh, Malachy Walsh, Mindy Rachelle Walters Youngs, Jonathan Wang, Peggy Wang, Saipeng Wang, Christopher Ward, Matthew Ward, Nicholas Ward, Aaron Warren, Wesley Warren, David Watson, Justin Watts, Aasta Waugh, Tamara Weaver, Courtney Webster, Niklas Wegdell, Niklas Wegdell, Jenna Weiler, Alexander Weimholt-Rivas, Mary Weir, Sara Weiss, Alex Weissbrodt, Alex Weissbrodt, Erin Welker, Adam Wells, Adam Wells, Alan Wells, Jacob Wells, Leif Wennerstrom, Leif Wennerstrom, Craig Werlin, Stephen Westerman, Jake Westwood, Taylor Whalen, James Wheeler, Joseph Whitaker, Michelle Whitaker, Abbey White, Mary Rose Wight, Daniel Wilhite, Tracy Wilky, Alex Williams, Emily Williams, Emily Williams, Jill Williams, Marcus

Williams, Michael Williams, Michael J. Williams, Quentin Williams, Tyler Willis, Samuel Willman-Roach, David Wilson, Garrett Wilson, Haley Wilson, Joshua Wilson, Ross Wilson, William Wilson, Ross Wilson, Jeff Wing, Daniel Winokur, Florian Winterstein, Hannah Wise, Katrina Wise, Jessie Withers, Jason Wojciechowski, Jason Wojciechowski, Jonathan Wong, Christopher Woo, Annie Woo, Annie Woo, John Wood, Thomas Woolley, Paul Wren, Lucy Wride, Adam Wright, Jeffrey Wright, Steven Wright, David Wu, Peter Wu, Tie Bo Wu, Russel Wunderlich, Jessica Wyant, Howie Xu, Natalee Yamasaki, Tony Yanca, Alvaro Yanes, Jian Yang, Eric Yeager, David Yeager, Shelley Yeron, Tanya Yorks, Remy Younes, Mindy Youngs, Alice Yu, Ankun Yu, Shaindal Zaidenberg, Aliya Zarate, Bradley Zeller, Bradley Zeller, Haiyang Zhang, Xiaoyun (Janet) Zhou, Arthur Zhuk, Alexandra Zinik, Lily Zintak, Kimberly Zirilli, Heidi Ziskind, Jason Zoller, Songzheng Zuo, and Liron Zur. Each of these persons beneficially owns less than 1% of our common stock.
(3)

Includes 1,923 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Cooley LLP, San Francisco, California.

EXPERTS

The financial statements incorporated by reference in this prospectus by reference to Amendment No. 4 to the Registration Statement on Form S-1 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  4 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 10, 2021 (File No. 333-236789), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•	The Registrant’s Prospectus to be filed on or about May 21, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-236789).

•

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on May 10, 2021 (File No. 001-40396) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.procore.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Procore Technologies, Inc., Attention: Chief Legal Officer, 6309 Carpinteria Avenue, Carpinteria, California 93013, (866) 477-6267.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  4 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 10, 2021 (File No. 333-236789), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•	The Registrant’s Prospectus to be filed on or about May 21, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-236789).

•

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on May 10, 2021 (File No. 001-40396) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Registrant’s amended and restated certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors are not personally liable to it or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

In addition, the Registrant’s amended and restated bylaws provide that it will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its directors or officers or is or was serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws provide that it may indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that the Registrant has entered into or will enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by it to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8.	Exhibits

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Forum	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended and currently in effect.	S-1/A	333-236789	3.1	May 10, 2021

4.2	Amended and Restated Bylaws of the Registrant, as amended and currently in effect.	S-1	333-236789	3.2	February 28, 2020

4.3	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective immediately prior to the completion of the Registrant’s initial public offering.	S-1/A	333-236789	3.3	May 10, 2021

4.4	Form of Amended and Restated Bylaws of the Registrant, to be effective immediately prior to the completion of the Registrant’s initial public offering.	S-1	333-236789	3.4	February 28, 2020

4.5	Specimen common stock certificate of the Registrant.	S-1/A	333-236789	4.1	May 6, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Procore Technologies, Inc. 2014 Equity Incentive Plan and related form agreements.	S-1	333-236789	10.2	February 28, 2020

*	Filed herewith.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California, on this 20th day of May, 2021.

PROCORE TECHNOLOGIES, INC.

By:	/s/ Paul Lyandres
Paul Lyandres
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig F. Courtemanche, Jr., Paul Lyandres and Benjamin C. Singer, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Craig F. Courtemanche, Jr. Craig F. Courtemanche, Jr.	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 20, 2021

/s/ Paul Lyandres Paul Lyandres	Chief Financial Officer (Principal Financial Officer)	May 20, 2021

/s/ William F. Fleming, Jr. William F. Fleming, Jr.	Senior Vice President, Corporate Controller (Principal Accounting Officer)	May 20, 2021

/s/ Brian Feinstein Brian Feinstein	Director	May 20, 2021

/s/ William Griffith William Griffith	Director	May 20, 2021

/s/ Kevin J. O’Connor Kevin J. O’Connor	Director	May 20, 2021

Signature	Title	Date

/s/ Nanci Caldwell Nanci Caldwell	Director	May 20, 2021

/s/ Graham Smith Graham Smith	Director	May 20, 2021

/s/ Elisa A. Steele	Director	May 20, 2021
Elisa A. Steele

/s/ Kathryn Buecker	Director
Kathryn Buecker		May 20, 2021